PACIFIC INTERNATIONAL SERVICES CORP.
                         1600 Kapiolani Blvd., Suite 825
                             Honolulu, Hawaii  96814



                               NOTICE RESCHEDULING
                         SPECIAL MEETING OF SHAREHOLDERS
                       Now To be held on December 19, 1995


To all Shareholders of
  Pacific International Services Corp.

     NOTICE IS HEREBY GIVEN that the Special Meeting previously scheduled for 9:00 a.m., Hawaii time, December 15, 1995 (including any adjournment or postponement thereof, the "Special Meeting") of Shareholders of Pacific International Services Corp., a California corporation (together with any successors thereto, the "Company"), has been rescheduled and will now be held at the Pacific Club, 1451 Queen Emma Street, Honolulu, Hawaii, on December 19, 1995 at the hour of 9:00 a.m., Hawaii time, for the following purpose:

     1. To consider and vote upon a proposal to approve the sale (the "Proposed Sale") by the Company to Dollar Systems, Inc. ("Dollar") of substantially all of the Company's assets relating to or used in the operation of the Company's vehicle rental and related operations (collectively, the "Division"), pursuant to the terms and conditions of a Settlement Agreement dated as of July 18, 1995 (as amended, the "Settlement Agreement") by and between the Company and Dollar; and

     2. To transact such other business as may properly come before the Special Meeting.

     Only shareholders of record at the close of business on November 8, 1995 are entitled to notice of, and to vote at, such meeting or any adjournment or adjournments thereof.

                                   By Order of the Board of Directors

                                   /s/ Alan M. Robin
                                   Chairman of the Board, President and Chief
                                   Executive Officer


     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY SHAREHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.